Exhibit 99-1




                  Certification of Principal Executive Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Evan Kechyans, President and Chief Executive Officer (principal executive officer) of European American Resources, Inc. (the "Registrant"), certifies that to the best of my knowledge, based upon a review of the 10QSB/A (Amendment No.
1) for the period ended March 31, 2002 of the Registrant (the "Report"):

     (1) The Report fully complies with the requirements of Section 13(a) [15(d)] of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


/s/ Evan Kechyans
------------------------------
Name: Evan Kechyans



Date: September 16, 2002

                  Certification of Principal Financial Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)


I, Richard Cokl , Chief Financial Officer (principal financial officer) of European American Resources, Inc.(the "Registrant"), certifies that to the best of my knowledge, based upon a review of the 10QSB/A (Amendment No. 1) for the period ended March 31, 2002 of the Registrant (the "Report"):


     (1) The Report fully complies with the requirements of Section 13(a) [15(d)] of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



/s/ Richard Cokl
------------------------------
Name: Richard Cokl


Date: September 16, 2002